EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66764, 33-82482 and
33-82484) of Electronic Retailing Systems International, Inc. of our report dated March 29, 1999, appearing on page F-2 of this Form 10-K.





PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
March 29, 1999